As filed with the Securities and Exchange Commission on February 13, 2026
Registration No. 333-______________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BorgWarner Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3404508 (I.R.S. employer identification number)

________________________________

3850 Hamlin Road
Auburn Hills, MI 48326
(248) 754-9200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

________________________________

Tonit M. Calaway
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, MI 48326
(248) 754-9200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

________________________________

Copy to:
Patrick G. Quick
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202-5306
(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒     Accelerated filer ☐     Non-accelerated filer  ☐    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Debt Securities
Preferred Stock
Voting Common Stock
Non-Voting Common Stock
Depositary Shares
Warrants
Units
_________________________________________________________

We may offer and sell from time to time, through one or more underwriters, dealers or agents, or directly to purchasers, the following securities, together or separately, in one or more offerings, and in amounts, at prices and on terms to be determined at or before the time of offering:
•	Debt Securities
•	Preferred Stock
•	Voting Common Stock
•	Non-Voting Common Stock
•	Depositary Shares
•	Warrants
•	Units
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus, any supplement to this prospectus, and any information incorporated by reference in this prospectus or any supplement to this prospectus before you invest.
Our common stock is listed on the New York Stock Exchange under the trading symbol “BWA.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. Please see the section entitled “Risk Factors” on page 4 of this prospectus and in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, if applicable, and in any applicable prospectus supplement for a discussion of certain factors that should be considered in an investment in the securities that may be offered by this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Our principal executive office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326. Our telephone number is (248) 754-9200. Our website can be found at www.borgwarner.com.
The date of this prospectus is February 13, 2026.

ABOUT THIS PROSPECTUS
Unless we state otherwise or the context otherwise requires, in this prospectus, references to the “Company”, “we”, “us”, “our”, “ours”, or “BorgWarner” refer to BorgWarner Inc. and its consolidated subsidiaries. When we refer to “you”, we mean the potential investors in or holders of the applicable securities or series of securities.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. It does not contain all of the information in the registration statement. Each time we sell securities, we will provide a prospectus supplement or more than one prospectus supplement, together with one or more pricing supplements (collectively, a “prospectus supplement”), that will contain specific information about the terms of the offering. Prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. The information in this prospectus speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies. We urge you to carefully read both this prospectus, any prospectus supplement and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.
No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any such prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus or any prospectus supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this prospectus or any prospectus supplement, that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and the Company's actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.
You should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: supply disruptions impacting us or our customers, commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors, including original equipment manufacturer (“OEM”) customers; the challenges associated with rapidly changing technologies, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; potential disruptions in the global economy caused by wars or other geopolitical conflicts; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our 2023 tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; impacts of our exit of the charging business; our dependence on automotive and truck production, which is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving any of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the uncertainty surrounding global trade policies, including tariffs and export restrictions, and their impacts on the Company, its customers and suppliers and the economies in which the Company operates; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; impacts from any potential future acquisition or disposition transactions; and the other risks, discussed in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently-filed Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

ABOUT BORGWARNER INC.
BorgWarner Inc. is a Delaware corporation incorporated in 1987. We are a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. Our products help improve vehicle performance, propulsion efficiency, stability and air quality. We manufacture and sell these products worldwide, primarily to original equipment manufacturers (“OEMs”) of light vehicles (passenger cars, sport-utility vehicles (“SUVs”), vans and light trucks). The Company’s products are also sold to OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). We also manufacture and sell our products to certain tier one vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. The Company operates manufacturing facilities serving customers in Europe, the Americas and Asia and is an original equipment supplier to every major automotive OEM in the world.
Our principal executive office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326, our telephone number is (248) 754-9200, and our website address is www.borgwarner.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.
Additional information about us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.
RISK FACTORS
Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the SEC, in any prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC, including without limitation those risk factors described under the headings “Item 1A, ‘Risk Factors’” in our most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, if applicable. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes, which may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
DESCRIPTION OF SECURITIES
This prospectus contains a summary of the debt securities, preferred stock, voting common stock, non-voting common stock, depositary shares, warrants and units that we may offer from time to time. These summaries are not meant to be a complete description of each security. At the time of an offering and sale, this prospectus and the applicable prospectus supplement will contain the material terms and conditions of the securities being offered.
DESCRIPTION OF DEBT SECURITIES
The following descriptions of the terms of the debt securities set forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered will be described in the applicable prospectus supplement. To the extent that any prospectus supplement is inconsistent with any provision in, or contains information in addition to, this summary, the information contained in such prospectus supplement will control.
The debt securities that will be our senior debt securities will be issued under an Indenture dated as of September 23, 1999, as supplemented (the “Senior Debt Indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee (the “Senior Trustee”). Deutsche Bank Trust Company Americas has in the past, and may in the future, serve as the series trustee with respect to one or more series of senior debt securities under the Senior Debt Indenture. The debt securities that will be our subordinated debt (“Subordinated Debt Securities”) will be issued under an Indenture (the “Subordinated Debt Indenture” and, collectively with the Senior Debt Indenture, the “Indentures”), to be entered into between us and a trustee to be determined (the “Subordinated Trustee”).
The Senior Debt Indenture was filed as Exhibit 4.6 to Registration Statement No. 333-172198 filed on February 11, 2011. The forms of the senior debt securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you. The forms of the Subordinated Debt Indenture and the Subordinated Debt Securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We have summarized certain provisions of the Indentures and the debt securities below. The summary is not complete and is subject to, and qualified in its entirety by reference to, the Indentures and the debt securities. Capitalized terms used in the summary have the meanings set forth in the applicable Indenture unless otherwise defined herein.
General
The debt securities will be our unsecured senior or subordinated obligations.
The Indentures do not limit the amount of debt securities that we may issue thereunder and provide that we may issue debt securities under the Indentures from time to time in one or more series.
Reference is made to the applicable prospectus supplement for the following terms of and information relating to the offered debt securities (to the extent such terms are applicable to such debt securities):
•	classification as senior or subordinated debt securities;
•	the specific designation, aggregate principal amount, purchase price and denomination of the offered debt securities;
•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable;
•	any date of maturity;
•
the method by which amounts payable in respect of principal, premium (if any) or interest on, or upon the redemption of, such debt securities may be calculated, and any currencies or indices, or value, rate or price, relevant to such calculation;

•	interest rate or rates (or the method by which such rate or rates will be determined), if any;
•	the date or dates on which any such interest or other amounts will be payable;
•	the place or places where the principal of and interest, if any, on the offered debt securities will be payable;
•	any redemption, repayment or sinking fund provisions for the offered debt securities;
•	whether the securities will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for those global securities;
•
any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay additional amounts on offered debt securities held by a person who is not a U.S. person (as defined in this prospectus or the applicable prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the anticipated market for the offered debt securities; and
•
any other specific terms of the offered debt securities, including any additional or different events of default, remedies or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Payment
Unless the applicable prospectus supplement states otherwise, principal of, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee. However, interest may be paid at our option by check mailed to the address of the holder entitled to the interest as it appears on the applicable security register. We will have the right to require a holder of any debt security, in connection with any payment on the debt security, to certify information to us or, in the absence of certification, we may rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Certain Definitions
“Attributable Indebtedness” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended).
“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (2) all goodwill, trade names, trademarks, patents and other like intangibles and (3) appropriate adjustments on account of non-controlling interests of other Persons holding stock of our Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.
“Consolidated Net Worth” means the amount of total stockholders’ equity shown in our most recent consolidated statement of financial position.
“Current Assets” of any Person includes all assets of such Person that would in accordance with generally accepted accounting principles be classified as current assets.
“Current Liabilities” of any Person includes all liabilities of such Person that would in accordance with generally accepted accounting principles be classified as current liabilities.
“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.
“Non-Recourse Indebtedness” means our indebtedness or the indebtedness of any of our Subsidiaries in respect of which the recourse of the holder of such indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither we nor any of our Subsidiaries provide any credit support.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, that we own or that is owned by one of our Subsidiaries which constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Exchange Act, and is located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof (together with the land upon which it is erected and fixtures comprising a part thereof) (1) which is financed by industrial development bonds or (2) which, in the opinion of our board of directors, is not of material importance to our total business conducted and the total business conducted by our Subsidiaries, taken as a whole.
“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any of our Subsidiaries lease for a period of more than three years, any real or personal property, which property we have or such Subsidiary has sold or transferred or will sell or transfer to such Person in contemplation of such leasing.
“Subsidiary” of a Person means (1) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (2) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, “Securities Having Ordinary Voting Power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Senior Debt
The debt securities and coupons, if any, appertaining thereto that will constitute part of our senior debt will be issued under the Senior Debt Indenture and will rank pari passu with all of our other unsecured and unsubordinated debt.
Limitation On Liens
The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any of our Principal Properties or of any of our Subsidiaries’ Principal Properties or upon any shares of stock or other stock or other equity interest or indebtedness of any of our Subsidiaries (whether such property, shares of stock or other equity interest or indebtedness is now owned or hereafter acquired) which owns any Principal Property, without in any such case effectively providing that the debt securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to:
•	mortgages existing on the date the debt securities are originally issued or mortgages provided for under the terms of agreements existing on such date;
•	mortgages on Current Assets securing Current Liabilities;
•
mortgages on any property we or any of our Subsidiaries acquire, construct, alter or improve after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition (or, in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost of such property, provided that in the case of any such construction, alteration or improvement the mortgages shall not apply to any property we or any of our Subsidiaries theretofore owned, other than (1) the property so altered or improved and (2) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

•
existing mortgages on property we or any of our Subsidiaries acquire (including mortgages on any property acquired from a Person that is consolidated with or merged with or into us or any of our Subsidiaries) or mortgages outstanding at the time any Person becomes one of our Subsidiaries that are not incurred in connection with such entity becoming one of our Subsidiaries;

•	mortgages in our or any of our Subsidiaries’ favor;
•
mortgages on any property (1) in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, (2) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (3) securing indebtedness issued or guaranteed by the United States, any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction; and

•
any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing bullet points; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing the debt securities, issue, assume or guarantee secured Debt (that would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such secured Debt and the aggregate amount of our and our Subsidiaries’ Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to the provisions described below under “— Limitation on Sale/Leaseback Transactions” (excluding any such Sale/Leaseback Transactions the proceeds of which have been applied in accordance with clauses (2) or (3) under the “— Limitation on Sale/Leaseback Transactions” covenant described below), does not exceed 10% of the Consolidated Net Worth, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction we prepare in accordance with generally accepted accounting principles in the United States of America.

Limitation On Sale/Leaseback Transactions
The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than us or one of our Subsidiaries) unless:
(1)
at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a mortgage on the property subject to such Sale/Leaseback Transaction, pursuant to the provisions of the covenant described under “— Limitation on Liens” without equally and ratably securing the debt securities pursuant to such provisions;

(2)
after the date on which debt securities are first issued, and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or such Subsidiary shall have expended for property used or to be used in our or such Subsidiary’s ordinary course of business (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below); or

(3)
during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of debt securities or any of our pari passu indebtedness an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount we expended as set forth in clause (2) above), less an amount equal to the principal amount of such debt securities and pari passu indebtedness we voluntarily defeased or retired within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction we or any of our Subsidiaries entered into during such period.

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of offered debt securities, the covenants applicable to the debt securities would not necessarily afford holders protection in the event that we are involved in a highly leveraged or other transaction, or in the event of a material adverse change in our financial position or results of operations. Unless otherwise specified in the applicable prospectus supplement relating to a particular series of offered debt securities, the debt securities do not contain any other provisions that are designed to afford protection in the event that we are involved in a highly leveraged transaction.
Subordinated Debt
The debt securities and coupons, if any, attached to such debt securities that will constitute part of the Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all of our Senior Indebtedness. The Subordinated Debt Indenture defines “Senior Indebtedness” as all of our indebtedness, including indebtedness we have guaranteed or assumed, for borrowed money or evidenced by bonds, debentures, notes, letters of credit, interest rate exchange agreements, currency exchange agreements, commodity forward contracts or other similar instruments, or indebtedness or obligations with respect to any lease of real or personal property whether existing on the date hereof or hereinafter incurred, and any guarantee, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, provided that Senior Indebtedness shall not include (1) obligations that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, were without recourse to the issuer, (2) our obligations to any of our Subsidiaries and (3) any other obligations which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Subordinated Debt Securities.
In the event (1) of any insolvency or bankruptcy proceedings, or any receivership, liquidation or other similar proceedings including reorganization in respect of our company or a substantial part of our property, or (2) that (a) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (b) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, unless, in the case of a default under clause (b) above, the default with respect to the Senior Indebtedness is cured or waived, or 180 days pass after notice of the default is given to the holders of Senior Indebtedness (unless the maturity of such Senior Indebtedness has been accelerated), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made, in accordance with the relevant Senior Indebtedness, for such payment in money or money’s worth, before the holders of any of the Subordinated Debt Securities or coupons are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons. No new period of suspension of payments under clause (b) above may be commenced by reason of the same event of default (or any other event of default that existed or was continuing on the date of the commencement of such period) within twelve months after the first such notice relating thereto. Without limitation of the foregoing, upon any acceleration of the Subordinated Debt Securities because of an event of default, we must promptly notify the holders of Senior Indebtedness of such acceleration, and may not pay the Subordinated Debt Securities unless (A) 120 days pass after such acceleration and (B) the terms of the Subordinated Debt Indenture permit such payment at such time.

By reason of such subordination, in the event of our bankruptcy, insolvency or liquidation, our creditors who are holders of Senior Indebtedness and our general creditors may recover more, ratably, than holders of the Subordinated Debt Securities. Certain of our contingent obligations, including certain guarantees, letters of credit, interest rate exchange agreements, currency exchange agreements and commodity forward contracts, would constitute Senior Indebtedness if we became obligated to pay such contingent obligations.
We expect from time to time to incur additional indebtedness constituting Senior Indebtedness. The Subordinated Debt Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness or any other indebtedness and does not require us to adhere to financial covenants or similar restrictions. To the extent we issue Subordinated Debt Securities, we refer you to the applicable prospectus supplement for the amount of Senior Indebtedness outstanding.
Guarantees
Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.
Conversion and Exchange
The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be summarized in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which case the number of our shares of common stock or preferred stock to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the applicable prospectus supplement. The applicable prospectus supplement will also summarize the material federal income tax consequences applicable to such convertible or exchangeable debt securities.
Events of Default
An “Event of Default” is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being:
•	default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days;
•	default in the payment of the principal of any debt security at its maturity;
•	default in our performance (or our breach) of any of our covenants or agreements in such Indenture, continued for 90 days after we receive written notice;
•
acceleration of, or any failure to pay at final maturity, any of our or our Subsidiaries’ Debt (other than the debt securities or Non-Recourse Indebtedness) in an aggregate amount in excess of $25 million if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after we receive written notice thereof; and

•	certain events of our or of one of our Significant Subsidiaries’ bankruptcy, insolvency or reorganization.
Each Indenture provides that if an Event of Default, other than certain events with respect to our bankruptcy, insolvency or reorganization, shall occur and be continuing, then the Senior Trustee or the Subordinated Trustee, as the case may be, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities may, by a notice in writing to us (and to the Senior Trustee or the Subordinated Trustee, as the case may be, if given by the holders), declare the principal of the debt securities, and all accrued and unpaid interest thereon, to be due and payable immediately. If an Event of Default with respect to certain events of our bankruptcy, insolvency or reorganization shall occur and be continuing, then the principal on the debt securities, and all accrued and unpaid interest thereon, shall be due and payable immediately without any act on the part of the Senior Trustee or the Subordinated Trustee, as the case may be, or any holder.

The holders of not less than a majority in principal amount of the outstanding debt securities may, on behalf of the holders of all of the debt securities, waive any past default under the Indenture and its consequences, except a default (1) in respect of the payment of principal of or interest on the debt securities or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of each holder.
Under each Indenture we are required to file annually with the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate as to our compliance with all conditions and covenants. Each Indenture will provide that the Senior Trustee or the Subordinated Trustee, as the case may be, may withhold notice to the holders of the debt securities of any default (except payment defaults on the debt securities) if it considers it to be in the interest of such holders to do so.
Subject to the provisions of each Indenture relating to the duties of the Senior Trustee or the Subordinated Trustee, as the case may be, each Indenture provides that when an Event of Default occurs and is continuing, the Senior Trustee or the Subordinated Trustee, as the case may be, will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Senior Trustee or the Subordinated Trustee, as the case may be, reasonable security or indemnity. Subject to such provisions concerning the rights of the Senior Trustee or the Subordinated Trustee, as the case may be, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or the Subordinated Trustee, as the case may be, or exercising any trust or power conferred on the Senior Trustee or the Subordinated Trustee, as the case may be, under such Indenture.
Consolidation, Merger and Sale of Assets
Each Indenture provides that we will not consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets on a consolidated basis, to any Person unless (1) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under such Indenture and the debt securities issued thereunder, (2) immediately after such transaction no Default or Event of Default shall exist and (3) the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.
Modification or Waiver
Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities; provided that no such modification or amendment may, without the consent of each holder, among other things:
•	change the maturity of the principal of, or any installment of interest on, the debt securities;
•	reduce the principal amount of, or the rate of interest on, the debt securities;
•	change the place or currency of payment of principal of, or interest on, the debt securities;
•	impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;
•	reduce the percentage of holders necessary to modify or amend such Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or
•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default.

Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture without the consent of any holder for any of the following purposes:
•	to evidence the succession of another Person to our company and the assumption by such Person of our covenants contained in such Indenture and the debt securities;
•	to add covenants of our company for the benefit of the holders or to surrender any right or power conferred upon our company;
•	to add Events of Default;
•	to secure the debt securities;
•	to evidence and provide for the acceptance of appointment by a successor Senior Trustee or a successor Subordinated Trustee, as the case may be;
•	to cure any ambiguity, defect or inconsistency in such Indenture; provided such action does not adversely affect the interests of the holders;
•
to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of the debt securities; provided such action shall not adversely affect the interests of the holders; or

•	to conform with the requirements of the Trust Indenture Act.
Defeasance and Covenant Defeasance
We may, at our option and at any time, terminate our obligations with respect to the outstanding debt securities (“Defeasance”). Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities, except for (1) the rights of the holders of outstanding debt securities to receive payment in respect of the principal of and interest on such debt securities when such payments are due, (2) our obligations to issue temporary debt securities, register and transfer or exchange any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and segregate and hold money in trust, (3) the rights, powers, trusts, duties and immunities of the Senior Trustee or the Subordinated Trustee, as the case may be, and (4) the Defeasance provisions of the applicable Indenture. In addition, we may, at our option and at any time, elect to terminate our obligations with respect to the debt securities (being primarily the restrictions described under “— Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions”), and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the debt securities (“Covenant Defeasance”).
To exercise either Defeasance or Covenant Defeasance:
•
we must irrevocably deposit with the Senior Trustee or the Subordinated Trustee, as the case may be, in trust, for the benefit of the holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding debt securities to maturity;

•
we must deliver to the Senior Trustee or the Subordinated Trustee, as the case may be, an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance or Covenant Defeasance, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred (in the case of Defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued, or a change in applicable federal income tax laws occurring, after the date hereof);

•
no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as the last bullet point under the first paragraph under “— Events of Default” is concerned, at any time during the period ending the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

•
such Defeasance or Covenant Defeasance shall not cause the Senior Trustee or the Subordinated Trustee, as the case may be, to have a conflicting interest (as defined by the Trust Indenture Act) with respect to any of our securities;

•
such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any material agreement or instrument to which we are a party or by which we are bound; and

•
we shall have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture to either Defeasance or Covenant Defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Debt would result.

Satisfaction and Discharge
Each Indenture provides that it will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in such Indenture) as to all outstanding debt securities when (1) either (a) all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money or certain U.S. Government Obligations has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation or (b) all debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation have become due and payable or will become due and payable at maturity within one year and we have irrevocably deposited or caused to be deposited with the Senior Trustee or the Subordinated Trustee, as the case may be, funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation, for principal of and interest on the debt securities to the date of deposit together with irrevocable instructions from us directing the Senior Trustee or the Subordinated Trustee, as the case may be, to apply such funds to the payment thereof at maturity; (2) we have paid or have caused to be paid all other sums payable under such Indenture by us; and (3) we have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.
The Trustees
The Indentures and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Senior Trustee or the Subordinated Trustee, as the case may be, should the Senior Trustee or the Subordinated Trustee, as the case may be, become one of our creditors, to obtain payment of claims in certain cases. We may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit facilities and lines of credit from the Senior Trustee or the Subordinated Trustee, in the ordinary course of business; provided, however, that if the Senior Trustee or the Subordinated Trustee, as the case may be, acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.
We have appointed the Senior Trustee, at the offices specified in the Senior Debt Indenture, as registrar, principal paying agent and transfer agent for the senior debt securities. We will appoint the Subordinated Trustee, at the offices specified in the Subordinated Debt Indenture, as registrar, principal paying agent and transfer agent for the Subordinated Debt Securities. In such capacities, the Senior Trustee or the Subordinated Trustee, as the case may be, will be responsible for, among other things, (1) maintaining a record of the aggregate holdings of global securities and accepting debt securities for exchange and registration of transfer, (2) ensuring that payments of principal of and interest on global securities and other debt securities received from us by the Senior Trustee or the Subordinated Trustee, as the case may be, are duly paid to The Depository Trust Company (“DTC”) or its nominee or the holders thereof, as the case may be, and (3) transmitting to us any notices from holders of debt securities. We will cause the transfer agent to act as a registrar. We may vary or terminate the appointment of the transfer agent or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts.
Book-Entry Issuance; Global Securities
Unless otherwise provided in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the Indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds a beneficial interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered security certificates will be issued for each issue of debt securities.
DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). More information about DTC can be found at www.dtcc.com and www.dtc.org. Such information is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such debt securities to be redeemed.
Although voting with respect to the debt securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name” and will be the responsibility of such Direct or Indirect Participant and not our responsibility or the responsibility of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
Except as provided herein or in the applicable prospectus supplement, a Beneficial Owner of debt securities will not be entitled to receive physical delivery of debt securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in debt securities.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, security certificates will be required to be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the debt securities. In that event, security certificates will be printed and delivered.
Clearstream. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream.
Euroclear. Euroclear Bank S.P./N.V. was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is regulated and examined by the Belgian Banking Commission.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of debt securities sold outside of the United States and cross-market transfers of debt securities associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the debt securities will appear on the next day (European time).
If settlement takes place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
The information in this section concerning the operations and procedures of DTC, Clearstream Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take responsibility for its accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream Luxembourg, as applicable, and are subject to change by them from time to time. None of us, any underwriter or any trustee takes any responsibility for these operations and procedures, and you are urged to contact DTC, Euroclear, Clearstream Luxembourg or their respective participants to discuss these matters.
DESCRIPTION OF PREFERRED STOCK
Authorized Preferred Stock
Our restated certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of our preferred stock are currently issued and outstanding. Five hundred thousand shares of preferred stock have been designated as Series A Junior Participating Preferred Stock by resolution of our board of directors.
We may issue shares of preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:
•	the designation of and number of shares to be included in the series;
•	the annual dividend rate for the series and any terms, restrictions or conditions on the payment of dividends;
•	the manner in which dividends are to be paid;
•	the redemption price, if any, and the terms and conditions of redemption;
•	any retirement or sinking fund provisions for the purchase or redemption of the series;
•	if the series is convertible or exchangeable for other of our securities and the terms and conditions of conversion or exchange;
•	the rights of and amounts payable to holders upon our liquidation, dissolution or winding up;

•	the priority of such series;
•	the voting rights of such series; and
•	any other rights, preferences and limitations relating to the series.
The ability of our board of directors to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our voting common stock, non-voting common stock or other series of preferred stock that may be outstanding.
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of material U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.
The preferred stock will have the dividend, liquidation, redemption, voting and other rights, preferences, privileges, limitations and restrictions described in the applicable prospectus supplement. The applicable prospectus supplement will discuss, as applicable, the following features of the series of preferred stock offered thereby:
•	the designations and stated value per share;
•	the number of shares offered;
•	the amount of liquidation preference per share;
•	the initial public offering price at which the preferred stock will be issued;
•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;
•	whether dividends are to be paid in cash or other securities or property;
•	the liquidation rights of the preferred stock;
•	any redemption or sinking fund provisions;
•	the voting rights of the preferred stock;
•	any preemptive rights;
•	any conversion or exchange rights; and
•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
Rank
Unless otherwise stated in the applicable prospectus supplement, the preferred stock will have priority over our voting and non-voting common stock with respect to dividends and distribution of assets, but will rank junior to all of our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in the applicable prospectus supplement, as long as our restated certificate of incorporation so permits.
DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of our restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware general corporation law. This information is qualified entirely by reference to the provisions of our restated certificate of incorporation, our amended and restated by-laws and the Delaware general corporation law. For information on how to obtain copies of our restated certificate of incorporation and our amended and restated by-laws, see “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

Authorized Common Stock
As of the date of this prospectus, we have authority to issue 415,000,000 shares of common stock, consisting of 390,000,000 shares of voting common stock, $0.01 par value, and 25,000,000 shares of non-voting common stock, $0.01 par value. As of December 31, 2025, 207,057,271 shares of our voting common stock were issued and outstanding, and no shares of our non-voting common stock were issued or outstanding.
The rights of the holders of our voting and non-voting common stock discussed below are subject to the rights that our board of directors may from time to time confer on holders of our preferred stock issued in the future. These rights may adversely affect the rights of holders of our voting common stock, non-voting common stock or both.
Requirements for Advance Notification or Stockholder Proposals and Nominations
Our amended and restated by-laws contain provisions requiring that a stockholder deliver advance notice of any business that such stockholder intends to raise at an annual meeting of stockholders and providing for procedures to be followed if a stockholder wishes to nominate a person to be elected as a director. To be timely, the stockholder must give written notice to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the next annual meeting is more than 30 days before, or more than 60 days after, the first anniversary of the preceding year’s annual meeting, the stockholder must deliver notice to our Secretary not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
The notice must provide information about the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is being made, each person whom the stockholder proposes to nominate for election or reelection as director, and the business to be brought before the meeting. In addition, if we plan to increase the size of our board of directors, and we do not publicly announce all of the nominees for election or specify the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder will have 10 days following the date of our public announcement to give notice with respect to nominees for any new positions created by such increase.
Special Meetings
Subject to the rights of holders of preferred stock, special meetings of stockholders may be called only by our board of directors pursuant to a resolution approved by a majority of the total number of directors, or by a person or committee expressly so authorized by our board of directors pursuant to a resolution approved by a majority of the total number of directors. According to our amended and restated by-laws, if we call a special meeting to elect directors to our board of directors, a stockholder entitled to vote may nominate individuals for election if such stockholder delivers notice to our Secretary not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.
Voting Rights
Each holder of our voting common stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders, and does not have cumulative voting rights. In general, holders of our non-voting common stock do not have voting rights, except as provided by applicable law and except that holders of our non-voting common stock are entitled to vote as a separate class on any amendment to our restated certificate of incorporation concerning the voting rights of the holders of non-voting common stock. However, holders of non-voting common stock may vote as a separate class on amendments to the restated certificate of incorporation that adversely affect their powers, preferences or special rights as holders of non-voting common stock.
Conversion Rights
Qualified institutional investors who are subject to regulatory requirements that forbid or limit their right to own voting common stock may convert their voting common stock into non-voting common stock on a share-for-share basis as needed to satisfy applicable regulatory requirements, or directly purchase non-voting common stock because of such regulatory requirements. Thereafter, the non-voting common stock may be converted into voting common stock on a share-for-share basis in such circumstances as are permitted by applicable regulatory requirements.

Dividends
Subject to any preferential rights of any of our outstanding preferred stock, holders of our voting common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, dividends in cash, in property, or in shares of our stock, when and as declared by our board of directors. However, no dividends or other distributions may be declared or paid in shares of common stock or non-voting common stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable ratably according to the number of shares of common stock or non-voting common stock held by them, (i) in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, common stock to holders of that class of stock and (ii) in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, non-voting common stock to holders of that class of stock.

Rights Upon Liquidation
If we liquidate, holders of our voting common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, all of the assets available for distribution to stockholders after payment of all prior claims, including any preferential liquidation rights of any preferred stock outstanding at that time. The holders of our voting common stock and non-voting common stock do not have any redemption rights.
Other Rights
The holders of our common stock and non-voting common stock do not have preemptive rights to subscribe to any additional shares of any class of our capital stock. All of our outstanding shares of common stock are, and, upon conversion or exchange, any issued shares of our voting common stock and/or non-voting common stock will be, fully paid and non-assessable. Our voting common stock and non-voting common stock do not have any sinking fund provisions.
Exchange Listing
Our voting common stock is listed for trading on the New York Stock Exchange under the symbol “BWA.”
Some Important Charter and Statutory Provisions
Certain provisions in our restated certificate of incorporation and our amended and restated by-laws, as well as the Delaware general corporation law, may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management.
Our restated certificate of incorporation provides for the election of all of our directors at each annual meeting. Stockholders are not entitled to cumulate votes in the election of directors. In addition, our restated certificate of incorporation and our amended and restated by-laws provide that directors may be removed from office at any time, with or without cause, but only by the affirmative vote of holders of a majority of our outstanding voting common stock.
Our restated certificate of incorporation further provides that special meetings of the stockholders may only be called at the direction of a majority of our directors or upon the request of stockholders owning of record 20% or more of our outstanding shares of voting common stock. In addition, our amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and the nominations of candidates for election as directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. Holders of voting common stock may act by written consent provided they meet the procedural requirements of our restated certificate of incorporation. These requirements could delay or deter stockholders’ ability to take action without convening a meeting.
Our restated certificate of incorporation also provides that when evaluating any proposal from another party to (1) make a tender offer for our equity securities, (2) merge or consolidate us with another corporation or (3) purchase or otherwise acquire substantially all of our properties and assets, our board of directors must give due consideration to all relevant factors, including the social and economic effects on our employees, customers, suppliers and other constituents and the communities in which we operate or are located.
Our restated certificate of incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the Delaware general corporation law; or
•	for any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation also provides that each of our current or former directors, officers, employees or agents, or each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of that person), will be indemnified by us to the fullest extent permitted by the Delaware general corporation law. Our restated certificate of incorporation also specifically authorizes us to enter into agreements with any person providing for indemnification greater or different than that provided by our restated certificate of incorporation.
We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
(1)	prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(2)
when the transaction that resulted in such person becoming an interested stockholder was completed, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, shares owned by some directors or employee stock plans; or

(3)
on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, and not by the written consent, of at least two-thirds of the outstanding voting stock, excluding the common stock owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own, 15% or more of the corporation’s outstanding voting stock.
DESCRIPTION OF DEPOSITARY SHARES
Fractional Shares of Preferred Stock
We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest as described in the prospectus supplement, of a share of preferred stock.
Deposit Agreement
The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will include the name and address of the principal executive office of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.
Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.
Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to depositary shareholders.
Withdrawal of Stock
Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.
Redemption and Liquidation
The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.
Convertibility and Exchangeability
Shares of a series of preferred stock may be convertible or exchangeable into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Voting
Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those preferred stock shares, unless otherwise discussed in the prospectus supplement.
Amendment and Termination of Deposit Agreement
We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. We or the depositary may terminate a deposit agreement only if:
•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;
•	all preferred stock of the relevant series has been withdrawn; or
•
there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary
We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Title
We and each depositary and any of our respective agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.
Resignation and Removal of Depositary
A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:
•	be appointed within 60 days after delivery of the notice of resignation or removal;
•	be a bank or trust company having its principal office in the United States; and
•	have a combined capital and surplus of at least $50,000,000.
Miscellaneous
Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal executive office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Neither the Company nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The Company’s obligations and the obligations of each depositary under any deposit agreement will be limited to performance in good faith of their respective duties under that agreement, and no depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless it is provided with satisfactory indemnity. Each depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units or any combination of the foregoing. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.
Warrant Agreements
Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series. The warrant agent will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000.
Issuance In Series
The applicable prospectus supplement relating to a series of warrants will state the name and address of the warrant agent and describe the terms of the series of warrants, including:
•	the offering price;
•	the currency for which the warrants may be purchased;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;
•	the date on which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the price for purchasing those debt securities;
•
in the case of warrants to purchase preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock or common stock, as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

•	in the case of warrants to purchase units upon exercise, the number and type of units that can be purchased upon exercise, and the price of those units;
•	the dates on which the right to exercise the warrants will commence and expire;
•	material U.S. federal income tax consequences of holding or exercising those warrants;
•	the terms of the securities issuable upon exercise of those warrants; and
•	any other terms of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to warrant exercise, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Other requirements and procedures for the exercise of warrants will be described in the applicable prospectus supplement.
Anti-Dilution Provisions
As will be described in the applicable prospectus supplement, in the case of warrants to purchase common stock or securities convertible into or exchangeable for common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:
•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;
•
the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and
•	other events mentioned in the prospectus supplement.
Unless otherwise provided in the applicable prospectus supplement, no adjustment in the number of shares or securities purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification
The applicable prospectus supplement will describe the circumstances under which we and any warrant agent may modify any warrant agreement and the terms of the related warrants without first obtaining consent from warrant holders, and describe the circumstances under which we and any warrant agent will not be permitted to modify any warrant agreement and the terms of the related warrants unless we first obtain consent from warrant holders.
Consolidation, Merger and Sale of Assets
Unless provided otherwise in an applicable prospectus supplement, each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation. However, any successor or acquirer of such assets must assume all of our obligations under the relevant warrant agreement and for the unexercised warrants, as appropriate, and we or that successor corporation must not immediately be in default under that warrant agreement.
Enforceability of Rights By Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant holder may, without the warrant agent’s consent or consent of any other warrant holder, enforce by appropriate legal action its right to exercise that warrant.
Replacement of Warrant Certificates
We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrant holder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.
Title
We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.
DESCRIPTION OF UNITS
We may issue units comprised of one or more debt securities, shares of preferred stock, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any debt security, preferred stock, common stock or warrant, respectively, included in each unit.
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series unless otherwise stated in the applicable prospectus supplement.

Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.
Enforcement of Rights
The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.
Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.
Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.
Modification
The applicable prospectus supplement will describe the circumstances under which we and any unit agent may modify any unit or unit agreement, without first obtaining consent from unit holders, and describe the circumstances under which we and any unit agent will not be permitted to amend any unit or unit agreement unless we first obtain consent from unit holders.
Title
We and the unit agents and any of our respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.
FORM OF SECURITIES
We may issue any securities offered in certificated form, book-entry form only or in the form of one or more global securities, as appropriate. Although this prospectus generally describes the form in which we intend to issue any of the offered securities, the form of any securities offered will be described in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may sell the securities in and/or outside the United States: (1) through underwriters or dealers; (2) directly to one or more purchasers; (3) through agents; or (4) through a combination of these methods. The applicable prospectus supplement will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, if any, the purchase price of the securities and the proceeds to us from such sale. In addition, the applicable prospectus supplement will set forth any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discount or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the applicable prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. The prospectus supplement will also state the compensation that the underwriters and/or dealers will receive with respect to such offering. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

If dealers are used in the sale of securities, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers, the amount to be offered through each and the terms of any agreement, arrangement or understanding with the dealers, including any volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated, will be set forth in the applicable prospectus supplement.
The securities may be sold through agents we designate from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
We may sell the securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement. We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Any underwriter, agent, or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.
In connection with an offering, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, such persons may overallot such offering, creating a syndicate short position. In addition, such persons may bid for, and purchase, the securities in the open market to cover syndicate shorts or to stabilize the price of the securities. Finally, such persons may reclaim selling concessions allowed for distributing the securities in an offering, if such persons repurchase previously distributed securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Such persons are not required to engage in these activities, and may end any of these activities at any time. The securities may or may not be listed on a national securities exchange. We cannot assure you as to the future liquidity of the trading market, if any, for any securities issued.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP with respect to the securities offered by this prospectus may be subject to other conditions and assumptions, as indicated in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You can find our public filings at a website maintained by the SEC (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You can also find these filings on our website at www.borgwarner.com. However, we are not incorporating the information on our website other than these filings into this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” certain of our publicly filed documents in this prospectus, which means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) at any time after the initial filing of the registration statement, whether before or after it is declared effective, until the offering of the securities is terminated.
The following documents that we previously filed with the SEC (SEC File No. 001-12162) are incorporated by reference; provided, however, that we are not incorporating, in each case, any document or information deemed to have been furnished and not filed in accordance with SEC rules:
(1)	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 11, 2026;
(2)	Our Definitive Proxy Statement for our 2025 Annual Meeting of Stockholders filed on March 19, 2025; and
(3)
The description of our voting common stock, par value $0.01 per share, contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed February 13, 2020, including any amendment or report filed for the purposes of updating such description.

We will provide upon written or oral request at no cost to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.
You may direct your request for a copy of such information at the following address or telephone number:
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-9200
Attention: Corporate Secretary

No dealer, salesperson or other person is authorized to provide any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Debt Securities
Preferred Stock
Voting Common Stock
Non-Voting Common Stock
Depository Shares
Warrants
Units

______________________________

Prospectus
______________________________

February 13, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the offerings described in this registration statement, all of which will be paid by the registrant.
Securities and Exchange Commission registration fee	$ *
Legal fees and expenses	**
Federal and state taxes	**
Accounting fees and expenses	**
Printing and engraving expenses	**
Rating agency fees	**
Trustee fees and expenses	**
Miscellaneous expenses	**
Total	**

* In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, BorgWarner Inc. is deferring payment of the entire registration fee.
** As estimated expenses are not currently known, it is impracticable to provide such information. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in any applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) provides as follows:
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by Section 102 of the DGCL, BorgWarner Inc.’s restated certificate of incorporation provides that no director shall be personally liable to BorgWarner Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director’s duty of loyalty to BorgWarner Inc. and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
BorgWarner Inc.’s restated certificate of incorporation provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL, and allows BorgWarner Inc. to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer. BorgWarner Inc.’s amended and restated by-laws also provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.
The registrant maintains directors and officers liability insurance for the benefit of its directors and officers. In addition, underwriting agreements that may be entered into between BorgWarner Inc. and any underwriter may contain certain provisions regarding indemnification of our directors and officers by the underwriters.
The foregoing statements are subject to the detailed provisions of the DGCL, BorgWarner Inc.’s restated certificate of incorporation, BorgWarner Inc.’s amended and restated by-laws and any underwriting agreements into which BorgWarner Inc. may enter. For information concerning the BorgWarner Inc.’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.
Item 16. Exhibits.
The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the “Securities Act”);
 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
 (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
 (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
 (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS
Exhibit Number	Description of Exhibits
1.1	– Form of Underwriting Agreement.(1)
4.1
– Restated Certificate of Incorporation of the Company, as amended through July 22, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed on August 3, 2022).

4.2
– Amended and Restated By-Laws of the Company, as amended through April 25, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed on July 26, 2018).

4.3
– Indenture, dated as of September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee (incorporated by reference to Exhibit No. 4.6 to the Company’s Registration Statement 333-172198 filed on February 11, 2011).

4.4
– Fourth Supplemental Indenture dated as of March 16, 2015, between BorgWarner Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on March 16, 2015).

4.5
– Sixth Supplemental Indenture, dated as of June 19, 2020, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on June 19, 2020).

4.6
– Eighth Supplemental Indenture, dated as of May 19. 2021, between the Company and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar and transfer agent (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on May 19, 2021).

4.7
– Ninth Supplemental Indenture dated as of August 16, 2024 between BorgWarner Inc. and Deutsche Bank Trust Company Americas, as the indenture trustee (incorporate by reference to Exhibit No. 4.2 to the Company Current Report on Form 8-K filed on August 16, 2024).

4.8	– Form of Subordinated Debt Indenture. (1)
4.9	– Form of Senior Debt Securities. (1)
4.10	– Form of Subordinated Debt Securities. (1)
4.11	– Form of Deposit Agreement. (1)
4.12	– Form of Depositary Receipts. (1)
4.13	– Form of Warrant Agreement. (1)
4.14	– Form of Warrants. (1)
4.15	– Form of Unit Agreement. (1)
4.16	– Form of Units. (1)
5.1	– Opinion of Foley & Lardner LLP.
23.1	– Consent of PricewaterhouseCoopers LLP.
23.2	– Consent of Foley & Lardner LLP (included in Exhibit 5.1).
24.1	– Powers of Attorney.
25.1	– Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated Trustee under the Subordinated Debt Indenture. (2)
25.2
– Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture, dated as of September 23, 1999, between BorgWarner Inc., formerly known as Borg-Warner Automotive, Inc., and The Bank of New York Mellon Trust Company, N.A., as successor trustee.

25.3
– Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as series trustee under the Indenture, dated as of September 23, 1999, between BorgWarner Inc., formerly known as Borg-Warner Automotive, Inc., and The Bank of New York Mellon Trust Company, N.A., as successor trustee.

107	– Filing Fee Table.
(1) To be filed as an exhibit to a Current Report on Form 8-K incorporated by reference herein or to a post-effective amendment hereto, if applicable.
(2) To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan, on February 13, 2026.
BORGWARNER INC.

By: /s/ Joseph F. Fadool
Joseph F. Fadool
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Joseph F. Fadool	President and Chief Executive Officer (Principal Executive Officer) and Director	February 13, 2026
Joseph F. Fadool

/s/ Craig D. Aaron	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2026
Craig D. Aaron

/s/ Amy B. Kulikowski	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 13, 2026
Amy B. Kulikowski

Alexis P. Michas*	Non-Executive Chairman and Director	February 13, 2026

Sara A. Greenstein*	Director	February 13, 2026

Michael S. Hanley*	Director	February 13, 2026

Dr. Shaun E. McAlmont*	Director	February 13, 2026

Deborah D. McWhinney*	Director	February 13, 2026

Sailaja K. Shankar*	Director	February 13, 2026

Hau N. Thai-Tang*	Director	February 13, 2026

/s/ Craig D. Aaron	*as attorney-in-fact for those individuals marked by an asterisk	February 13, 2026
Craig D. Aaron